EXHIBIT 5(a)








                                                     November 23, 1996



First Albany Corporation
30 South Pearl Street
Albany, NY  12201-0052

         RE: First Albany Companies Inc. - Registration Statement on Form S-8 relating to the First Albany Companies Inc. Stock Bonus Plan (the "Registration Statement")

Gentlemen:

                  In connection with proposed sale of up to 500,000 shares of common stock par value $.01 (the "Shares") of First Albany Companies Inc. (the "Company") pursuant to the First Albany Companies Inc. Stock Bonus Plan (the "Plan") with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, I have examined such corporate records, other documents and questions of law as I considered necessary for the purposes of this opinion.

                  I am of the opinion that when:

                  (a) the applicable provisions of the Securities Act of 1933 and of State securities "blue sky" laws shall have been complied with;

                  (b) the Company's Board of Directors shall have duly authorized the issue and sale of the Shares; and

                  (c) the Shares shall have been duly issued and paid for (in an amount not less than $.01 par value thereof);

the Shares will be legally issued, fully paid and nonassessable.

                  I hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to me under the caption "Legal Opinion" in the

Registration Statement and related Prospectus, and any amendments thereto, filed or distributed in connection with the Plan.

                                                     Very truly yours,



                                                     /s/ Michael R. Lindburg
                                                     --------------------------
                                                     Michael R. Lindburg
                                                     General Counsel/Secretary